UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39125	83-4599446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(443) 300-6761

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRNT	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	IRNT.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Note

On September 14, 2022, IronNet, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) under which the Company agreed to sell and issue to the Investor senior unsecured convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of up to $25,750,000. The Convertible Notes are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain conditions and limitations.

On September 15, 2022, the Company issued a Convertible Note to the Investor in the principal amount of $10,300,000. Upon the satisfaction of additional conditions set forth in the Purchase Agreement, the Company may issue an additional Convertible Note to the Investor in the principal amount of $15,450,000 at a second closing.

The Convertible Notes bear interest at an annual rate of 5.0% per annum, payable monthly on the first of each month (the “Installment Date”), beginning the first month that is 90 days following the issuance date of such Convertible Note, payable in cash and/or shares of Common Stock, at the Company’s option. The interest rate will increase to an annual rate of 10.0% per annum upon the occurrence and during the continuance of an event of default under the Convertible Notes. Each Convertible Note issued pursuant to the Purchase Agreement will have a maturity date of 18 months from issuance, which may be extended at the option of the Investor in certain instances.

The Convertible Notes provide a conversion right, in which the Investor may, at any time after the issuance date, convert any portion of the principal amount of the Convertible Notes, together with any accrued and unpaid interest and any other unpaid amounts, into shares of Common Stock at a conversion price of $7.50 per share (the “Conversion Price”), subject to adjustment in accordance with the terms of the Convertible Notes. The Company shall not issue any shares of Common Stock upon conversion of any Convertible Notes, or otherwise, if the issuance of such Common Stock, together with any Common Stock issued in connection with the Purchase Agreement and the transaction contemplated thereby, would exceed 20,373,592 shares (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the NYSE for issuances of shares of Common Stock in excess of such amount.

On each monthly Installment Date for a Convertible Note, the Company shall repay the lesser of (i) $686,666.67, and (ii) the principal amount then outstanding under such Convertible Note, plus accrued and unpaid interest on the Convertible Note, in cash and/or shares of Common Stock, at the Company’s option (collectively the “Installment Amount”). In certain instances, the Investor will also have the right to accelerate some of the monthly repayment obligations. For any Installment Amount paid in the form of shares of Common Stock, the applicable conversion price will be equal to the lesser of (a) the Conversion Price, and (b) the greater of (x) 95% of the lowest VWAP in the five trading days immediately prior to such conversion, and (y) a “floor price” of approximately $0.44 (equal to 20% of the closing price of the Common Stock on the NYSE on September 9, 2022), subject to adjustment in accordance with the terms of the Convertible Notes. For any Installment Amount paid in cash, the price paid will be equal to 105% of the Installment Amount.

If, at any time while any Convertible Note is outstanding, the Company or any of its subsidiaries shall carry out certain Common Stock and/or Common Stock equivalent financing transactions in excess of $5,000,000 in gross proceeds, the Investor shall have the right, subject to certain exceptions, to require the Company to first use up to 30% of the net proceeds of such financing to redeem all or a portion of such Convertible Note for an amount in cash equal to 105% of the sum of (i) the principal amount of such Convertible Note subject to such redemption, plus (ii) accrued but unpaid interest on the Convertible Note subject to such redemption, plus (iii) any other amounts, if any, then owing to the Investor in respect of such Convertible Note (the “Redemption Price”).

In connection with a “Change of Control” (as defined in the Convertible Notes), the Investor shall have the right, subject to certain exceptions, to require the Company to redeem all or any portion of the Convertible Notes in cash at a price equal to the Redemption Price.

The Convertible Notes provide the Company, subject to certain conditions, with a redemption right pursuant to which the Company, upon 20 trading days’ prior written notice to the Investor (a “Redemption Notice”), may redeem in cash at a price equal to the greater of (a) the Redemption Price, and (b) solely in certain instances the product of (x) the number of shares issued at the applicable Conversion Price with respect to the principal amount being redeemed, multiplied by (y) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date of such Redemption Notice and ending on the trading day immediately prior to the date the Company makes the voluntary redemption.

The Convertible Notes include customary covenants and set forth certain events of default after which the Convertible Notes may be declared immediately due and payable and set forth certain types of bankruptcy or insolvency events of default involving the Company after which the Convertible Notes become automatically due and payable. At any time after the earlier of (x) the Investor’s receipt of a required notice of an event of default, and (y) the Investor becoming aware of an event of default, and ending on the tenth trading day after the later of (x) the date such event of default is cured, and (y) the Investor’s receipt of an event of default notice, the Investor may require the Company to redeem, subject to certain exceptions, all or any portion of the Convertible Notes at a price equal to the greater of (a) 110% of the sum of (i) the principal amount subject to such redemption, plus (ii) accrued but unpaid interest on the Convertible Note, plus (iii) any other amounts, if any, then owing to the Investor in respect of such Convertible Note and (b) the product of (i) the number of shares issued at the applicable conversion price with respect to the principal amount being redeemed, multiplied by (ii) the product of (A) 105%, multiplied by (B) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes such redemption.

Registration Rights Agreement

On September 14, 2022, in connection with the Company’s entry into the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”), within 60 calendar days following the date of the Registration Rights Agreement, a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the outstanding Convertible Note. Pursuant to the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC within a specified number of days.

The foregoing summaries of the terms of the Convertible Notes, the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Convertible Note, which is attached as Exhibit 4.1 hereto and incorporated by reference herein, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein, and the full text of the Registration Rights Agreement, which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On September 14, 2022, the Company issued a press release announcing its financial results for its second fiscal quarter ended July 31, 2022. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above in Item 1.01 with respect to the issuance of the Convertible Notes is hereby incorporated by reference into this Item 2.03.

Item 2.05	Costs Associated with Exit or Disposal Activities

Due to market conditions, on September 14, 2022, the Company committed to and communicated a workforce reduction plan. In connection with this plan, the Company will reduce its number of employees by approximately 250 employees, which represents approximately 35% of its total employees. The Company expects to substantially complete this workforce reduction by the end of September 2022.

As a result of this workforce reduction, the Company expects to incur a pre-tax cash charge for one-time termination benefits, which consist of severance and related costs, of approximately $1.0 million. The Company expects such costs to be the only direct expense of the workforce reduction. The Company expects substantially all charges associated with the workforce reduction to be incurred during the quarter ending October 31, 2022, with related cash payments expected to be substantially paid out by the end of December 2022.

The workforce reduction is part of a broader plan by the Company to reduce overall expenses and preserve cash.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 with respect to the issuance of the Convertible Notes and the potential issuance of shares of Common Stock upon conversion thereof is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James Gerber as Chief Financial Officer

On September 9, 2022, James Gerber resigned from his position as Chief Financial Officer of IronNet, Inc., effective September 15, 2022, and will be departing the Company to join a private cybersecurity company. In connection with his resignation, the Company and Mr. Gerber are entering into a Separation Agreement (the “Separation Agreement”), effective as of the effective time of his resignation. Pursuant to the Separation Agreement, and subject to the Company’s receipt of an effective release and waiver of claims from Mr. Gerber, Mr. Gerber will receive severance benefits consistent with his employment agreement with the Company, as amended to date, as follows: (i) a single lump sum cash severance payment in an amount equal to six (6) months of his base salary, subject to standard payroll deductions and withholdings, and a prorated quarterly bonus based on the portion of time that he worked during the quarter in which his separation occurred; (iii) acceleration of vesting of outstanding unvested restricted stock units with respect to 85,501 shares, representing shares that would have otherwise vested through September 15, 2023; and (iv) COBRA payments for up to six (6) months or, if earlier, such time as Mr. Gerber becomes eligible for health insurance at another employer or through self-employment.

For the six (6) months following the termination of Mr. Gerber’s employment, he has agreed to cooperate with the Company in connection with the transition of his responsibilities and is expected to provide up to ten (10) hours per month of service. If his required cooperation exceeds that amount he will be paid an hourly rate for his excess time.

The foregoing summary of the Separation Agreement is qualified by the full text of the Separation Agreement, the form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of Cameron Pforr as Chief Financial Officer

On September 9, 2022, the Company’s Board of Directors (the “Board”) appointed Cameron Pforr as the Company’s Chief Financial Officer, effective as of the effective time of Mr. Gerber’s resignation. Prior to joining the Company, Mr. Pforr, 58, served as President of Fidelis Cybersecurity, a cybersecurity company, a position he held since March 2022 after having previously served as Fidelis’s Chief Financial Officer from April 2020 to March 2022. From 2016 to April 2020, Mr. Pforr served as Vice President of Strategy and Corporate Development at Jenzabar, a provider of information technology services and consulting for the higher education industry. He previously held senior management roles at Permabit Technology Corporation, a software company later acquired by Red Hat, Inc., and WhipTail Technologies, Inc., a data storage array company that was acquired by Cisco Systems. Earlier in his career, Mr. Pforr was an investment banker with Revolution Partners and Deutsche Bank Securities and a consultant with Bain and Company. Prior to his business career, Mr. Pforr served as a Foreign Service Officer for the U.S. Department of State and an analyst for the U.S. Department of Defense. Mr. Pforr received a B.S. in Computer Science from the College of William and Mary, an M.A. in International Studies from the University of Pennsylvania, and an M.B.A. from the University of Pennsylvania’s Wharton School.

There are no family relationships between Mr. Pforr and any of the Company’s current or former directors or executive officers. Mr. Pforr is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

In connection with his appointment, the Company has entered into an employment agreement with Mr. Pforr, effective as of September 13, 2022, pursuant to which he will receive an annual base salary of $350,000 and will be eligible to receive an annual cash performance bonus with an initial target bonus percentage equal to 30% of his base salary. Mr. Pforr will also be entitled to reimbursement of certain business and travel expenses, and will be eligible to participate in the Company’s employee benefit plans, policies and arrangements that are applicable to its other executive officers.

In connection with his employment, Mr. Pforr was granted a restricted stock unit award for 1,000,000 shares. The award will vest as to 25% of the underlying shares on August 22, 2023, with the remainder vesting in 36 monthly installments thereafter through August 22, 2025, subject to Mr. Pforr’s continued service on the applicable vesting date.

Mr. Pforr’s employment agreement also provides for certain severance benefits, each subject to a requirement that Mr. Pforr provide the Company with a general release of claims in a termination agreement acceptable to the Company:

•

In the event his employment is terminated without cause or he resigns for good reason (each as defined in the employment agreement), other than in connection with a change in control, he will be entitled to receive (i) continuation of his base salary for six (6) months, less applicable withholdings and deductions, (ii) if the termination or resignation occurs after the completion of the Company’s fiscal year, his bonus for the completed year based on actual achievement, (iii) six (6) months acceleration of the vesting of his outstanding equity awards, and (iv) payment or reimbursement of COBRA premiums for six (6) months or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

•

If his employment is terminated without cause or he resigns for good reason during the three (3) months before or twelve (12) months after the effective date of a change of control (as defined in the employment agreement), he will be eligible to receive (i) a lump sum cash payment equal to twelve (12) months of his base salary, less applicable withholdings and deductions, (ii) 100% of his target cash bonus for the year in which termination occurs, (iii) full acceleration of the vesting of all of his outstanding equity awards, and (iv) payment or reimbursement of COBRA premiums for twelve (12) months or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

The foregoing summary of Mr. Pforr’s employment agreement is qualified by reference to the full text of the employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending October 31, 2022.

Separation of William Welch as co-Chief Executive Officer and Director

On September 13, 2022, William Welch, the Company’s co-Chief Executive Officer, mutually agreed with the Board that he would resign from that position effective following a transition period. Mr. Welch has also notified the Company that he intends to resign from the Board, to be effective upon the effectiveness of his resignation as co-Chief Executive Officer. Following Mr. Welch’s separation, the Company expects that the office of co-Chief Executive Officer will be eliminated and GEN Keith Alexander (Ret.) will continue to serve as the Chief Executive Officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Senior Unsecured Convertible Note, dated September 15, 2022, issued to the Investor.

10.1*	Securities Purchase Agreement, dated September 14, 2022, by and between IronNet, Inc. and the Investor.

10.2	Registration Rights Agreement, dated September 14, 2022, by and between IronNet, Inc. and the Investor.

10.3	Form of Separation Agreement, by and between James C. Gerber and IronNet, Inc., to be effective as of September 15, 2022.

99.1	Press Release issued by IronNet, Inc. on September 14, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	The exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONNET, INC.

	By:	/s/ GEN Keith B. Alexander (Ret.)
Date: September 15, 2022		GEN Keith B. Alexander (Ret.) Co-Chief Executive Officer